EXHIBIT 10.4

                      WARRANT INTERPRETATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of April 10, 2001, by and between DELTA PETROLEUM CORPORATION, a Colorado corporation (the "Company") and SWARTZ PRIVATE EQUITY, LLC (hereinafter referred to as the "Holder" or "Swartz").

                               RECITALS:

     WHEREAS, the Company issued a warrant (the "Commitment Warrant") to purchase common stock of the Company, on or about May 31, 2000, a copy of which is attached as Exhibit A hereto.

     WHEREAS, the Company and the Holder desire to enter into this Agreement.

                                 TERMS:

     NOW, THEREFORE, in consideration for the parties' agreement to proceed with the transactions contemplated by the Amended and Restated Investment Agreement between the parties of even date herewith and in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Certain Defined Terms.   Unless otherwise noted herein, capitalized
terms shall have the meanings ascribed to the in the Commitment Warrant.

2.     Additional Remedy.

       The parties agree to the following:

          "In addition to any other remedies the Company may have under the Commitment Warrant or under the Investment Agreement and related documents, the unexercised portion of the Commitment Warrant shall become null and void, and shall be returned to the Company, if both (i) Swartz Investments, LLC fails to pay any Put Share Amounts (as defined in the Investment Agreement) pursuant to a Put by the Company within one (1) calendar month of the date that the Company has notified Swartz in writing that such amounts have become past due and payable, and (ii) the Company is not then in default of any provision in the Investment Agreement, or the agreements referenced in the Investment Agreement, including but not limited to the Registration Rights Agreement, the Warrant Antidilution Agreement and this Warrant."






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3.     Restrictions on Exercise.

       The parties agree to the following restrictions upon the exercise of the Commitment Warrant:

          "No Exercise of the Commitment Warrant may exceed a number of shares equal to 15% of the aggregate trading volume of the Company's Common Stock, on the primary exchange or market upon which the Common Stock is then listed for trading, during the twenty (20) trading days (the "Volume Determination Period") immediately preceding the date of such Exercise (excluding any trading days which were a part of the Volume Determination Period for a previous Exercise by the Holder). Nothing in this subsection(e) shall prevent the Holder from Exercising the Commitment Warrant as often as the Holder desires, subject to the indicated limitations on the amount of each Exercise. The restrictions in this subsection are referred to as the "Restrictions on Exercise." The Restrictions on Exercise shall not apply (i) with respect to any Exercise of the Commitment Warrant where the average closing price of the Company's common stock for the five (5) trading days immediately preceding the date of Exercise is greater than or equal to $8.00 and shall not apply
          (ii) in the event that the Company is bought out or is the subject of a merger or similar transaction with another entity where the other entity is the surviving entity."


          "Notwithstanding anything to the contrary herein, the applicable portion of the Commitment Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns at the time of such exercise, would equal or exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction."






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4.     No Further Modification.  Except as otherwise set forth in this
Agreement, all of the terms and provisions of the Commitment Warrant shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 10th day of April, 2001.

COMPANY:                               HOLDER:
DELTA PETROLEUM CORPORATION            SWARTZ PRIVATE EQUITY, LLC



Signed: /s/ Aleron H. Larson, Jr.      Signed: /s/ Eric S. Swartz
        Aleron H. Larson, Jr.,                 Eric S. Swartz, Manager
         Chairman



































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